Exhibit 10.8

Confidential

FOURTH AMENDMENT TO SUPPLY AGREEMENT

This Fourth Amendment to Supply Agreement (the “Fourth Amendment”) is effective as of the date last signed below (the “Fourth Amendment Date”) between Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA  92122 ("Illumina") and Natera, Inc., having a place of business at 201 Industrial Road, Suite 410, San Carlos, CA  94070 (“Customer”).   Customer and Illumina may be referred to herein as “Party” or “Parties.”

WHEREAS, Illumina and Customer are Parties to a Supply Agreement having an Effective Date of August 16, 2013, and amended on September 18, 2014,  September 23, 2015, and June 8, 2016 (“Agreement”);

WHEREAS, the Parties have agreed upon certain amendments to the terms of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereto agree to amend the Agreement as follows:

1.          Illumina agrees that it [*].  For the avoidance of doubt, beginning in calendar year 2019 and through the end of the Term, Illumina may adjust base prices in accordance with Section 7(a) of the Agreement.

2.          Notwithstanding language in the Agreement restricting Customer from using Non-TG Consumables for NIPT Use or Additional Clinical Use, Customer shall be permitted to use Non-TG Consumables for NIPT Use and Additional Clinical Use.  To the extent Non-TG Consumables are used for NIPT Use or Additional Clinical Use, Customer shall pay to Illumina the [*] less the discount applicable to [*] as set forth in Exhibit B, table entitled “Consumable Volume Discount: Based on Consumable Spend.”

3.          Amendment to Exhibit A – Customer Use Rights and Related Obligations (“Exhibit A”).  Exhibit A of the Agreement is hereby amended as follows:

a.      The definition of “Fetal Chromosomal Abnormalities” in Section 1 of Exhibit A is amended by replacing the following language:

“(2) structural anomalies having a length greater than [*], including but not limited to [*]”

with

“(2) structural anomalies, including but not limited to [*]”

b.      Section 6(a) (NIPT Test Fee) is amended as follows:

i.      By deleting the following at the end thereof:

“The NIPT Test Fee will be[*] multiplied by the number of tests for NIPT Use performed (in whole or in part) by Customer in that quarter, except that the NIPT Test Fee for any such test that detects or determines structural anomalies [*] will be [*] multiplied by the number of tests that [*].”

and replacing it with the following:

* CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential

“The NIPT Test Fee will be [*] multiplied by the number of tests for NIPT Use performed (in whole or in part) by Customer in that quarter, except that (i) the NIPT Test Fee for any such test that [*] will be the greater of (A) [*] multiplied by the number of tests that [*] and (B) [*] for such tests;  and (ii) the NIPT Test Fee for any such test that [*] will be [*] multiplied by the number of tests that [*].  For the avoidance of doubt, Customer will owe one NIPT Test Fee per test, even if that test is for [*].

ii.     And by deleting the following last two sentences from the end thereof:

“As of the Effective Date, the market for tests for NIPT Use that detect or determine [*].  Upon Customer’s request to negotiate with Illumina to expand the definition of NIPT Use to include tests [*], each Party agrees that it will negotiate with the other reasonably and in good faith to arrive at mutually acceptable terms and conditions, including pricing terms under which the definition of NIPT Use will be appropriately expanded.”

4.          No License.  For the avoidance of doubt, no license of other right is being granted in this Fourth Amendment under or to use any Application Specific IP or Other IP, including, without limitation, U.S. Patent No. [*].

5.          Entire Agreement. Except as expressly stated herein, this Fourth Amendment does not alter any term or condition of the Agreement. This Fourth Amendment represents the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior discussions, communications, agreements, and understandings of any kind and nature between the Parties regarding the subject matter hereof.

6.          Reference to Agreement. On and after the Fourth Amendment Date, each reference in the Agreement to “this Agreement”, “hereunder”, or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified by this Fourth Amendment.

7.          Governing Law.  This Fourth Amendment and performance by the Parties hereunder shall be construed in accordance with the laws of the State of California, U.S.A., without regard to provisions on the conflicts of laws.

8.          Counterparts. This Fourth Amendment may be executed in one or more counterparts, and each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

[signature page follows]

* CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential

IN WITNESS WHEREOF, the Parties hereto acknowledge and agree to the terms and conditions of this Fourth Amendment and have caused this Agreement to be executed by their respective duly authorized representatives to be effective as of the Fourth Amendment Date.

Natera, Inc.:	Illumina, Inc.:

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: